Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ideal Power Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ideal Power Inc. (the “Company”) of our report dated March 28, 2014 with respect to the audited financial statements of the Company for the years ended December 31, 2013 and 2012.

/s/ Gumbiner Savett Inc.
December 31, 2014
Santa Monica, California